UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): January 21, 2008

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho		83642
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2008, we entered into a five-year employment agreement with Rick Schindewolf (the “Employment Agreement”), pursuant to which Mr. Schindewolf agreed to become our Senior Vice President of New Business Development. The Employment Agreement provides, among other things, that we shall:

•	pay Mr. Schindewolf a base salary of $185,000 per annum, subject to increases at the discretion of the board of directors;

•
pay Mr. Schindewolf during 2008, 5% for each $1 in EBITDA generated from new contracts or products, exclusive of contracts and products transferred to us in connection with our acquisition of FineTech Laboratories, Ltd.;

•	pay Mr. Schindewolf 3% on any EBITDA created on new product deals or other transactions originated by us or Mr. Schindewolf;

•
pay Mr. Schindewolf 1.5% on any EBITDA created from deals that were under discussion prior to the effective date of Mr. Schindewolf’s employment and that were being negotiated with Mr. Schindewolf’s prior employer;

•
grant Mr. Schindewolf options to purchase up to 250,000 shares of common stock having an exercise price equal to the 30 day trailing average of our stock price immediately prior to the date of the Employment Agreement, with such options vesting 25% per year over 4 years; and

•	pay Mr. Schindewolf up to $15,000 in documented moving expenses and up to $23,000 in documented closing costs.

If we terminate the Employment Agreement, without cause, during the first three years of its term, Mr. Schindewolf is entitled to receive one year of continued base salary, the vesting of all unvested stock options and continued benefits for up to 12 months. Should we terminate the Employment Agreement, without cause, during the fourth year of its term or any time thereafter, Mr. Schindewolf will be entitled to receive 6 months of continued base salary, the vesting of all unvested stock options and continued benefits for up to 6 months The Employment Agreement further provides that we may, for cause, and the executive may voluntarily terminate the Employment Agreement without any severance payments. Cause is defined as (i) the willful or continued failure by the executive to substantially perform his duties, including, but not limited to, acts of fraud, willful misconduct, gross negligence or other acts of dishonesty, (ii) a material violation of the employment agreement that is not cured within 30 days written notice, (iii) misappropriation of funds, properties or assets or any action that has a materially adverse effect on us or our business, (iv) conviction of, or plea of guilty or no contest to, a felony or any other crime involving moral turpitude, frauds, theft embezzlement or dishonesty or (v) abuse of drugs or alcohol that impairs that impairs the executive’s ability to perform his duties. Further, all options held by Mr. Schindewolf shall become immediately exercisable upon a change of control. Lastly, the Employment Agreement stipulates that Mr. Schindewolf shall refrain from competing with us or soliciting employees from us for a period of one year from the date of termination.

The foregoing summary is not a complete description of the terms of the Employment Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of January 21, 2008, by and between RxElite, Inc. and Rick Schindewolf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: January 24, 2008	By: /s/ Earl Sullivan
Name: Earl Sullivan
Title: Chief Operating Officer